UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2014

QSGI INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)
1721 Donna Road, West Palm Beach, FL 33409 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (561) 629-5713

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective May 27, 2014, the Board of Directors of QSGI, Inc. had engaged D’Arelli Pruzansky, P.A. as its Independent Registered Public Accountant to audit QSGI’s financial statements for the fiscal year ended December 31, 2011 and for subsequent periods. However, prior to engaging in any work for QSGI, Inc. D’Arelli Pruzansky, P. A., by letter dated July 31, 2014 to the Chief Accountant of the Securities and Exchange Commission, ended its client-auditor relationship with QSGI, Inc. on the same day that the Securities and Exchange Commission issued a press release indicating its intent to pursue administrative action against the Company’s Chief Executive Officer for reporting deficiencies in 2008. D’Arelli Pruzansky, P.A.’s August 7, 2014 letter is attached as an exhibit to this report as Exhibit 16.1.

Effective August 6, 2014, the Board of Directors of QSGI, Inc. (“QSGI” or the “Registrant”) engaged RBSM LLP as the Independent Registered Public Accountant to audit QSGI’s financial statements for the fiscal year ended December 31, 2011 and subsequent time periods. During the two most recent fiscal years and any subsequent period, QSGI did not consult with RBSM LLP or any of its members about the application of accounting principles to any specified transaction or any other matter. During the Registrant’s most recent audited fiscal year ended December 31, 2010, Morison Cogen LLP served as the Independent Registered Public Accountant to QSGI and reviewed QSGI’s financial statements for the first quarter ended March 31, 2011 and second quarter ended June 30, 2011. A decision to change accountants was approved by the Board of Directors of QSGI and based on economic factors.

During the Registrant’s two most recent audited fiscal years ended December 31, 2009 and December 31, 2010 and subsequent interim periods, there were no disagreements between the Registrant and Morison Cogen LLP concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to Morison Cogen LLP’s satisfaction would have caused them to make a reference to the subject matter of the disagreements in connection with their reports; there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Morison Cogen LLP’s report dated February 15, 2012 on QSGI’s financial statements for the fiscal year ended December 31, 2010 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, except that the reports contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

QSGI provided Morison Cogen LLP with a copy of the foregoing disclosures and requested from Morison Cogen LLP a letter addressed to the Commission stating whether Morison Cogen LLP agrees with the statements made by QSGI in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. Such letter was attached as an Exhibit to the 8K filed by QSGI, Inc. on May 27, 2014.

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Item 5.02 Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 6, 2014, QSGI, Inc. accepted the resignation of David Meynarez as Chief Financial Officer and a Director of QSGI, Inc. tendered originally on July 16, 2014. Mr. Meynarez has advised QSGI, Inc. that he has taken a position with another company.

QSGI, Inc. will commence efforts to employ a successor Chief Financial Officer and in the interim will rely upon an outside accounting firm to provide internal financial support to RBSM LLP in order to come current with respect to all required SEC filings.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following documents are filed as exhibits to this Report:

Exhibit Designation	Description of Exhibit
16.1	Letter dated August 7, 2014 addressed to the Securities and Exchange Commission from D’Arelli Pruzansky, P.A.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2014	QSGI INC.
By: /s/ Marc Sherman Marc Sherman Chairman of the Board

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